EXHIBIT 3.7
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                            CERTIFICATE OF FORMATION

                                       OF

                            GLENWOOD ACQUISITION LLC



         1) NAME. The name of the limited liability company is Glenwood Acquisition LLC.

         2) REGISTERED OFFICE AND AGENT. The address of the limited liability company's registered office in the state of Delaware is 1209 Orange Street, in the City of Wilmington, county of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                  IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation of Glenwood Acquisition LLC this 27th day of March, 2003.

                                       By: /s/ Jamie L. Warner
                                           --------------------------
                                           Name:  Jamie L. Warner
                                           Title: Authorized Person